 Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

United Community Banks, Inc. Reports First Quarter Results

EPS of $0.82, Return on Assets of 1.62% and Return on Common Equity of 15.4%

GREENVILLE, SC – April 20, 2021 - United Community Banks, Inc. (NASDAQ: UCBI) (United) today announced that net income for the first quarter reached a record $73.7 million and pre-tax, pre-provision income was $81.6 million. The quarter benefited from an allowance release of $12.3 million, as economic conditions and forecasts continue to improve. Diluted earnings per share of $0.82 for the quarter represented an increase of $0.42 or 105%, from the first quarter a year ago, and represented an increase of $0.16 or 24% over the fourth quarter of 2020. On an operating basis, United’s diluted earnings per share of $0.83 was an increase of 102% over the year ago quarter. United’s GAAP return on assets (ROA) was 1.62% and its return on common equity was 15.4% for the quarter. On an operating basis, United’s ROA was 1.65% and its return on tangible common equity was 19.7%. On a pre-tax, pre-provision basis, return on assets was 1.83% for the quarter.

Chairman and CEO Lynn Harton stated, “We continue to have strong performance across our businesses and markets, driven by an improving economy, southeastern markets that are outperforming national averages, and great execution by our bankers. Loan growth, while slower than the previous two quarters, continues to be positive and deposit growth continues at a strong pace. Credit results were outstanding and we believe the record stimulus, strong liquidity levels of consumers and businesses, and pent up demand has the potential to deliver strong economic growth for several quarters.”

Total loans increased by $308 million during the quarter—impacted by a $237 million increase in SBA Paycheck Protection Program (PPP) loans. During the quarter, United funded nearly 5,100 loans totaling $518 million, and had $311 million in PPP loans forgiven. Excluding the effect of PPP loans, core organic loan growth was 3% annualized. Core transaction deposits grew by $948 million during the quarter, or 33% annualized, and United’s cost of deposits decreased by 3 basis points to 0.14%. The net interest margin decreased by 33 basis points from the fourth quarter due mainly to a $9.5 million decline in the recognition of PPP fees, as well as $1.8 million less purchased loan accretion. Excluding these items, the net interest margin decreased by approximately 7 basis points from the fourth quarter due to a combination of factors, including lower overall market rates and increased liquidity.

Mr. Harton concluded, “We are excited about the ongoing opportunities in our markets and look forward to the rest of 2021. I also want to recognize our entire team for their performance. Earlier this quarter, Forbes recognized United on its 2021 list of the 100 Best Banks in America for the eighth consecutive year. Forbes’ ranks the banks based on growth, credit quality and profitability and United was again a standout. I am incredibly proud of our employees who make this type of recognition possible through their tireless dedication to our customers, our culture and fulfilling our performance mission.”

1

First Quarter 2021 Financial Highlights:

•	Net income of $73.7 million and pre-tax, pre-provision income of $81.6 million

•	EPS increased by 105% compared to last year on a GAAP basis and 102% on an operating basis; compared to fourth quarter 2020, EPS increased by 24% on a GAAP basis and 22% on an operating basis

•	Return on assets of 1.62%, or 1.65% on an operating basis

•	Pre-tax, pre-provision return on assets of 1.80%, or 1.83% on an operating basis

•	Return on common equity of 15.4%

•	Return on tangible common equity of 19.7% on an operating basis

•	A release of provision for credit losses of $12.3 million, which reduced the allowance for loan losses to 1.09% (1.18%, excluding PPP loans) from 1.20% in the fourth quarter

•	Loan production of $1.5 billion, resulting in core loan growth of 3%, annualized for the quarter, excluding the impact of $518 million in new PPP loans and $311 million in PPP loans being forgiven

•	Core transaction deposits were up $948 million, which represents a 33% annualized growth rate for the quarter

•	Net interest margin of 3.22% was down 33 basis points from the fourth quarter, mainly due to the impact of accelerated PPP fees during the fourth quarter

•	Record mortgage closings of $666 million and mortgage rate locks of $993 million, compared to $388 million and $801 million, respectively, a year ago

•	Noninterest income was up $3.3 million on a linked quarter basis, primarily driven by higher mortgage loan gains and related fees

•	Noninterest expenses decreased by $11.3 million compared to the fourth quarter mostly due to funding for the United Community Bank Foundation of $8.5 million in the fourth quarter

•	Efficiency ratio of 53.6%, or 52.7% on an operating basis

•	Net recoveries of $305,000, or one basis point as a percent of average loans, down 6 basis points from the fourth quarter

•	Nonperforming assets of 0.30% of total assets, down 5 basis points compared to December 31, 2020

•	Total loan deferrals of $48 million or 0.4% of the total loan portfolio compared to $71 million or 0.6% in the fourth quarter

•	Quarterly common shareholder dividend of $0.19 per share declared during the quarter, an increase of 6% year-over-year

•	Successfully completed the operational conversion of Seaside during the quarter

Conference Call

United will hold a conference call on Wednesday, April 21, 2021, at 11 a.m. ET to discuss the contents of this press release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 9792368. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

2

UNITED COMMUNITY BANKS, INC.
Selected Financial Information
	2021	2020
(in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	First Quarter 2021 - 2020 Change
INCOME SUMMARY
Interest revenue	$141,542	$156,071	$141,773	$123,605	$136,547
Interest expense	9,478	10,676	13,319	14,301	17,941
Net interest revenue	132,064	145,395	128,454	109,304	118,606	11%
(Release of) provision for credit losses	(12,281)	2,907	21,793	33,543	22,191
Noninterest income	44,705	41,375	48,682	40,238	25,814	73
Total revenue	189,050	183,863	155,343	115,999	122,229	55
Expenses	95,194	106,490	95,981	83,980	81,538	17
Income before income tax expense	93,856	77,373	59,362	32,019	40,691	131
Income tax expense	20,150	17,871	11,755	6,923	8,807	129
Net income	73,706	59,502	47,607	25,096	31,884	131
Merger-related and other charges	1,543	2,452	3,361	397	808
Income tax benefit of merger-related and other charges	(335)	(552)	(519)	(87)	(182)
Net income - operating (1)	$74,914	$61,402	$50,449	$25,406	$32,510	130

Pre-tax pre-provision income (5)	$81,575	$80,280	$81,155	$65,562	$62,882	30

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$0.82	$0.66	$0.52	$0.32	$0.40	105
Diluted net income - operating (1)	0.83	0.68	0.55	0.32	0.41	102
Cash dividends declared	0.19	0.18	0.18	0.18	0.18	6
Book value	22.15	21.90	21.45	21.22	20.80	6
Tangible book value (3)	17.83	17.56	17.09	16.95	16.52	8
Key performance ratios:
Return on common equity - GAAP (2)(4)	15.37%	12.36%	10.06%	6.17%	7.85%
Return on common equity - operating (1)(2)(4)	15.63	12.77	10.69	6.25	8.01
Return on tangible common equity - operating (1)(2)(3)(4)	19.68	16.23	13.52	8.09	10.57
Return on assets - GAAP (4)	1.62	1.30	1.07	0.71	0.99
Return on assets - operating (1)(4)	1.65	1.34	1.14	0.72	1.01
Return on assets - pre-tax pre-provision (4)(5)	1.80	1.77	1.86	1.86	1.95
Return on assets - pre-tax pre-provision, excluding merger-related and other charges (1)(4)(5)	1.83	1.82	1.93	1.87	1.98
Net interest margin (fully taxable equivalent) (4)	3.22	3.55	3.27	3.42	4.07
Efficiency ratio - GAAP	53.55	56.73	54.14	55.86	56.15
Efficiency ratio - operating (1)	52.68	55.42	52.24	55.59	55.59
Equity to total assets	10.95	11.29	11.47	11.81	12.54
Tangible common equity to tangible assets (3)	8.57	8.81	8.89	9.12	10.22

ASSET QUALITY
Nonperforming loans	$55,900	$61,599	$49,084	$48,021	$36,208	54
Foreclosed properties	596	647	953	477	475
Total nonperforming assets ("NPAs")	56,496	62,246	50,037	48,498	36,683	54
Allowance for credit losses - loans	126,866	137,010	134,256	103,669	81,905	55
Net charge-offs	(305)	1,515	2,538	6,149	8,114
Allowance for credit losses - loans to loans	1.09%	1.20%	1.14%	1.02%	0.92%
Net charge-offs to average loans (4)	(0.01)	0.05	0.09	0.25	0.37
NPAs to loans and foreclosed properties	0.48	0.55	0.42	0.48	0.41
NPAs to total assets	0.30	0.35	0.29	0.32	0.28

AVERAGE BALANCES ($ in millions)
Loans	$11,433	$11,595	$11,644	$9,773	$8,829	29
Investment securities	3,991	3,326	2,750	2,408	2,520	58
Earning assets	16,782	16,394	15,715	12,958	11,798	42
Total assets	18,023	17,698	17,013	14,173	12,944	39
Deposits	15,366	15,057	14,460	12,071	10,915	41
Shareholders’ equity	2,025	1,994	1,948	1,686	1,653	23
Common shares - basic (thousands)	87,322	87,258	87,129	78,920	79,340	10
Common shares - diluted (thousands)	87,466	87,333	87,205	78,924	79,446	10

AT PERIOD END ($ in millions)
Loans	$11,679	$11,371	$11,799	$10,133	$8,935	31
Investment securities	4,332	3,645	3,089	2,432	2,540	71
Total assets	18,557	17,794	17,153	15,005	13,086	42
Deposits	15,993	15,232	14,603	12,702	11,035	45
Shareholders’ equity	2,031	2,008	1,967	1,772	1,641	24
Common shares outstanding (thousands)	86,777	86,675	86,611	78,335	78,284	11

(1) Excludes merger-related and other charges. (2) Net income less preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) Excludes income tax expense and provision for credit losses.

3

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information
	2021	2020
(in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Expense reconciliation
Expenses (GAAP)	$95,194	$106,490	$95,981	$83,980	$81,538
Merger-related and other charges	(1,543)	(2,452)	(3,361)	(397)	(808)
Expenses - operating	$93,651	$104,038	$92,620	$83,583	$80,730

Net income reconciliation
Net income (GAAP)	$73,706	$59,502	$47,607	$25,096	$31,884
Merger-related and other charges	1,543	2,452	3,361	397	808
Income tax benefit of merger-related and other charges	(335)	(552)	(519)	(87)	(182)
Net income - operating	$74,914	$61,402	$50,449	$25,406	$32,510

Net income to pre-tax pre-provision income reconciliation
Net income (GAAP)	$73,706	$59,502	$47,607	$25,096	$31,884
Income tax expense	20,150	17,871	11,755	6,923	8,807
(Release of) provision for credit losses	(12,281)	2,907	21,793	33,543	22,191
Pre-tax pre-provision income	$81,575	$80,280	$81,155	$65,562	$62,882

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$0.82	$0.66	$0.52	$0.32	$0.40
Merger-related and other charges, net of tax	0.01	0.02	0.03	—	0.01
Diluted income per common share - operating	$0.83	$0.68	$0.55	$0.32	$0.41

Book value per common share reconciliation
Book value per common share (GAAP)	$22.15	$21.90	$21.45	$21.22	$20.80
Effect of goodwill and other intangibles	(4.32)	(4.34)	(4.36)	(4.27)	(4.28)
Tangible book value per common share	$17.83	$17.56	$17.09	$16.95	$16.52

Return on tangible common equity reconciliation
Return on common equity (GAAP)	15.37%	12.36%	10.06%	6.17%	7.85%
Merger-related and other charges, net of tax	0.26	0.41	0.63	0.08	0.16
Return on common equity - operating	15.63	12.77	10.69	6.25	8.01
Effect of goodwill and other intangibles	4.05	3.46	2.83	1.84	2.56
Return on tangible common equity - operating	19.68%	16.23%	13.52%	8.09%	10.57%

Return on assets reconciliation
Return on assets (GAAP)	1.62%	1.30%	1.07%	0.71%	0.99%
Merger-related and other charges, net of tax	0.03	0.04	0.07	0.01	0.02
Return on assets - operating	1.65%	1.34%	1.14%	0.72%	1.01%

Return on assets to return on assets- pre-tax pre-provision reconciliation
Return on assets (GAAP)	1.62%	1.30%	1.07%	0.71%	0.99%
Income tax expense	0.46	0.40	0.28	0.20	0.27
(Release of) provision for credit losses	(0.28)	0.07	0.51	0.95	0.69
Return on assets - pre-tax, pre-provision	1.80	1.77	1.86	1.86	1.95
Merger-related and other charges	0.03	0.05	0.07	0.01	0.03
Return on assets - pre-tax pre-provision, excluding merger-related and other charges	1.83%	1.82%	1.93%	1.87%	1.98%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	53.55%	56.73%	54.14%	55.86%	56.15%
Merger-related and other charges	(0.87)	(1.31)	(1.90)	(0.27)	(0.56)
Efficiency ratio - operating	52.68%	55.42%	52.24%	55.59%	55.59%

Tangible common equity to tangible assets reconciliation
Equity to total assets (GAAP)	10.95%	11.29%	11.47%	11.81%	12.54%
Effect of goodwill and other intangibles	(1.86)	(1.94)	(2.02)	(2.05)	(2.32)
Effect of preferred equity	(0.52)	(0.54)	(0.56)	(0.64)	—
Tangible common equity to tangible assets	8.57%	8.81%	8.89%	9.12%	10.22%

4

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End
	2021	2020
(in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Linked Quarter Change	Year over Year Change
LOANS BY CATEGORY
Owner occupied commercial RE	$2,107	$2,090	$2,009	$1,759	$1,703	$17	$404
Income producing commercial RE	2,599	2,541	2,493	2,178	2,065	58	534
Commercial & industrial	1,760	1,853	1,788	1,219	1,310	(93)	450
Paycheck protection program	883	646	1,317	1,095	—	237	883
Commercial construction	960	967	987	946	959	(7)	1
Equipment financing	913	864	823	779	761	49	152
Total commercial	9,222	8,961	9,417	7,976	6,798	261	2,424
Residential mortgage	1,362	1,285	1,270	1,152	1,128	77	234
Home equity lines of credit	679	697	707	654	668	(18)	11
Residential construction	272	281	257	230	216	(9)	56
Consumer	144	147	148	121	125	(3)	19
Total loans	$11,679	$11,371	$11,799	$10,133	$8,935	$308	$2,744

LOANS BY MARKET (1)
North Georgia	$982	$955	$945	$951	$958	$27	$24
Atlanta	1,953	1,889	1,853	1,852	1,820	64	133
North Carolina	1,326	1,281	1,246	1,171	1,124	45	202
Coastal Georgia	597	617	614	618	604	(20)	(7)
Gainesville	222	224	229	233	235	(2)	(13)
East Tennessee	398	415	420	433	425	(17)	(27)
South Carolina	1,997	1,947	1,870	1,778	1,774	50	223
Florida	1,160	1,435	1,453	—	—	(275)	1,160
Commercial Banking Solutions	3,044	2,608	3,169	3,097	1,995	436	1,049
Total loans	$11,679	$11,371	$11,799	$10,133	$8,935	$308	$2,744

(1) Certain loans previously included in the Florida geographic market have been reclassified to Commercial Banking Solutions following Seaside’s core systems conversion in the first quarter of 2021.

5

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality
	2021	2020
(in thousands)	First Quarter	Fourth Quarter	Third Quarter
NONACCRUAL LOANS
Owner occupied RE	$7,908	$8,582	$11,075
Income producing RE	13,740	15,149	12,230
Commercial & industrial	13,864	16,634	3,534
Commercial construction	1,984	1,745	1,863
Equipment financing	2,171	3,405	3,137
Total commercial	39,667	45,515	31,839
Residential mortgage	14,050	12,858	13,864
Home equity lines of credit	1,707	2,487	2,642
Residential construction	322	514	479
Consumer	154	225	260
Total	$55,900	$61,599	$49,084

	2021		2020
	First Quarter		Fourth Quarter		Third Quarter
(in thousands)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied RE	$(240)	(0.05)%	$(277)	(0.05)%	$(725)	(0.14)%
Income producing RE	991	0.16	(1,718)	(0.27)	1,785	0.29
Commercial & industrial	(2,753)	(0.44)	2,294	0.33	(105)	(0.01)
Commercial construction	22	0.01	(129)	(0.05)	(171)	(0.07)
Equipment financing	1,511	0.70	1,595	0.75	1,993	0.93
Total commercial	(469)	(0.02)	1,765	0.08	2,777	0.12
Residential mortgage	92	0.03	(25)	(0.01)	(35)	(0.01)
Home equity lines of credit	(73)	(0.04)	(151)	(0.09)	(125)	(0.07)
Residential construction	(60)	(0.09)	(47)	(0.07)	—	—
Consumer	205	0.58	(27)	(0.07)	(79)	(0.22)
Total	$(305)	(0.01)	$1,515	0.05	$2,538	0.09

(1)  Annualized.

6

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	March 31, 2021	December 31, 2020
ASSETS
Cash and due from banks	$126,164	$148,896
Interest-bearing deposits in banks	1,207,949	1,459,723
Cash and cash equivalents	1,334,113	1,608,619
Debt securities available-for-sale	3,744,280	3,224,721
Debt securities held-to-maturity (fair value $586,828 and $437,193)	587,696	420,361
Loans held for sale at fair value	164,979	105,433
Loans and leases held for investment	11,678,544	11,370,815
Less allowance for credit losses - loans and leases	(126,866)	(137,010)
Loans and leases, net	11,551,678	11,233,805
Premises and equipment, net	216,752	218,489
Bank owned life insurance	202,817	201,969
Accrued interest receivable	46,278	47,672
Net deferred tax asset	39,338	38,411
Derivative financial instruments	63,897	86,666
Goodwill and other intangible assets, net	380,838	381,823
Other assets	224,242	226,405
Total assets	$18,556,908	$17,794,374
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$6,058,439	$5,390,291
NOW and interest-bearing demand	3,417,915	3,346,490
Money market	3,677,630	3,550,335
Savings	1,051,381	950,854
Time	1,587,653	1,704,290
Brokered	200,202	290,098
Total deposits	15,993,220	15,232,358
Long-term debt	311,591	326,956
Derivative financial instruments	33,455	29,003
Accrued expenses and other liabilities	187,558	198,527
Total liabilities	16,525,824	15,786,844
Shareholders' equity:
Preferred stock; $1 par value; 10,000,000 shares authorized; Series I, $25,000 per share liquidation preference; 4,000 shares issued and outstanding	96,422	96,422
Common stock, $1 par value; 150,000,000 shares authorized; 86,776,508 and 86,675,279 shares issued and outstanding	86,777	86,675
Common stock issuable; 565,904 and 600,834 shares	10,485	10,855
Capital surplus	1,640,583	1,638,999
Retained earnings	192,185	136,869
Accumulated other comprehensive income	4,632	37,710
Total shareholders' equity	2,031,084	2,007,530
Total liabilities and shareholders' equity	$18,556,908	$17,794,374

7

UNITED COMMUNITY BANKS, INC.
Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2021	2020
Interest revenue:
Loans, including fees	$125,726	$118,063
Investment securities, including tax exempt of $2,150 and $1,523, respectively	15,448	17,394
Deposits in banks and short-term investments	368	1,090
Total interest revenue	141,542	136,547

Interest expense:
Deposits:
NOW and interest-bearing demand	1,486	2,978
Money market	1,804	4,531
Savings	49	35
Time	1,880	7,531
Deposits	5,219	15,075
Short-term borrowings	—	1
Federal Home Loan Bank advances	2	1
Long-term debt	4,257	2,864
Total interest expense	9,478	17,941
Net interest revenue	132,064	118,606
(Release of) provision for credit losses	(12,281)	22,191
Net interest revenue after provision for credit losses	144,345	96,415

Noninterest income:
Service charges and fees	7,570	8,638
Mortgage loan gains and other related fees	22,572	8,310
Wealth management fees	3,505	1,640
Gains from sales of other loans, net	1,030	1,674
Other	10,028	5,552
Total noninterest income	44,705	25,814
Total revenue	189,050	122,229

Noninterest expenses:
Salaries and employee benefits	60,585	51,358
Communications and equipment	7,203	5,946
Occupancy	6,956	5,714
Advertising and public relations	1,199	1,274
Postage, printing and supplies	1,822	1,670
Professional fees	4,234	4,097
Lending and loan servicing expense	2,877	2,293
Outside services - electronic banking	2,218	1,832
FDIC assessments and other regulatory charges	1,896	1,484
Amortization of intangibles	985	1,040
Merger-related and other charges	1,543	808
Other	3,676	4,022
Total noninterest expenses	95,194	81,538
Net income before income taxes	93,856	40,691
Income tax expense	20,150	8,807
Net income	73,706	31,884
Preferred stock dividends	1,719	—
Undistributed earnings allocated to participating securities	462	243
Net income available to common shareholders	$71,525	$31,641

Net income per common share:
Basic	$0.82	$0.40
Diluted	0.82	0.40
Weighted average common shares outstanding:
Basic	87,322	79,340
Diluted	87,466	79,446

8

Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,

	2021			2020
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$11,432,908	$125,122	4.44%	$8,828,880	$117,796	5.37%
Taxable securities (3)	3,686,405	13,298	1.44	2,357,635	15,871	2.69
Tax-exempt securities (FTE) (1)(3)	304,983	2,888	3.79	162,253	2,045	5.04
Federal funds sold and other interest-earning assets	1,357,890	1,222	0.36	448,775	1,632	1.46
Total interest-earning assets (FTE)	16,782,186	142,530	3.44	11,797,543	137,344	4.68

Noninterest-earning assets:
Allowance for credit losses	(143,703)			(69,777)
Cash and due from banks	140,292			128,254
Premises and equipment	221,411			219,243
Other assets (3)	1,023,275			868,452
Total assets	$18,023,461			$12,943,715

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$3,331,043	1,486	0.18	$2,412,733	2,978	0.50
Money market	3,732,988	1,804	0.20	2,340,723	4,531	0.78
Savings	989,584	49	0.02	712,110	35	0.02
Time	1,642,423	1,588	0.39	1,841,552	7,250	1.58
Brokered time deposits	75,259	292	1.57	80,821	281	1.40
Total interest-bearing deposits	9,771,297	5,219	0.22	7,387,939	15,075	0.82
Federal funds purchased and other borrowings	12	—	—	396	1	1.02
Federal Home Loan Bank advances	3,333	2	0.24	165	1	2.44
Long-term debt	317,172	4,257	5.44	212,762	2,864	5.41
Total borrowed funds	320,517	4,259	5.39	213,323	2,866	5.40
Total interest-bearing liabilities	10,091,814	9,478	0.38	7,601,262	17,941	0.95

Noninterest-bearing liabilities:
Noninterest-bearing deposits	5,594,394			3,527,385
Other liabilities	312,610			162,187
Total liabilities	15,998,818			11,290,834
Shareholders' equity	2,024,643			1,652,881
Total liabilities and shareholders' equity	$18,023,461			$12,943,715

Net interest revenue (FTE)		$133,052			$119,403
Net interest-rate spread (FTE)			3.06%			3.73%
Net interest margin (FTE) (4)			3.22%			4.07%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $58.3 million and $52.9 million in 2021 and 2020, respectively, are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net interest revenue divided by average interest-earning assets.

9

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) (United) provides a full range of banking, wealth management and mortgage services for relationship oriented consumers and business owners. The company, known as “The Bank That Service Built” has been recognized by JD Power, Forbes, and CSP for having outstanding customer service ratings for many years. United has $18.6 billion in assets and 161 offices in Florida, Georgia, North Carolina, South Carolina and Tennessee along with a national SBA lending franchise and a national equipment lending subsidiary. In 2020, J.D. Power ranked United highest in customer satisfaction with retail banking in the Southeast, marking six out of the last seven years United earned the coveted award. United was also named "Best Banks to Work For" by American Banker in 2020 for the fourth year in a row based on employee satisfaction. Forbes included United in its inaugural list of the World’s Best Banks in 2019 and again in 2020. Forbes also recognized United on its 2021 list of the 100 Best Banks in America for the eighth consecutive year. United also received five Greenwich Excellence Awards in 2020 for excellence in Small Business Banking, including a national award for Overall Satisfaction. Additional information about United can be found at www.ucbi.com.

Non-GAAP Financial Measures

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “pre-tax, pre-provision income,” “operating net income per diluted common share,” “operating earnings per share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “return on assets - pre-tax, pre-provision, excluding merger-related and other charges,” “return on assets - pre-tax, pre-provision,” “operating efficiency ratio,” and “tangible common equity to tangible assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

# # #

10